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                                                                    EXHIBIT 10.1


                        SUNTECH POWER HOLDINGS CO., LTD.
                              EQUITY INCENTIVE PLAN

                         ARTICLE 1. HISTORY AND PURPOSE

          The Power Solar System Co., Ltd. Employee Stock Option Plan (the "Original Plan") was initially adopted on April 29, 2005 by Power Solar System Co., Ltd., a company registered in the British Virgin Islands ("Power Solar"). Pursuant to a share swap with Suntech Power Holdings Co., Ltd., a Cayman Island company (the "Company") Power Solar became a wholly owned subsidiary of the Company and the Company adopted and assumed the Original Plan, substituting Ordinary Shares of the Company for Ordinary Shares of Power Solar thereunder on a one for one basis. The following is an amendment and restatement of the Original Plan in the form of the Suntech Power Holdings Co., Ltd. Stock Plan (the "Plan") effective as of September 5, 2005 (the "Restatement Effective Date") which (i) reflects the share swap, (ii) the adoption of the Original Plan by the Company and (iii) the addition of the ability to make grants of Restricted Shares.

          The purpose of the Plan is to attract employees, Independent Directors and consultants to the Company and its Subsidiaries (hereinafter defined) and retain their service with the Company, and to provide such persons with an ownership interest in the Company through the granting of Options (hereinafter defined) and Restricted Shares (hereinafter defined) that will:

          (a) increase the interest of the employees, Independent Directors and consultants in the Company's and its Subsidiaries' welfare;

          (b) furnish an incentive to those employees, Independent Directors and consultants to continue their services for the Company; and

          (c) provide a means through which the Company and its Subsidiaries may attract able persons to provide services to them.

                             ARTICLE 2. DEFINITIONS

          For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

"ADSs" American depositary shares representing the Ordinary Shares.

"Auditors"                 The independent public accounting firm which
                           serves as the auditor of the Company for
                           financial purposes from time to time.

"Award"                    An Option or Restricted Shares granted to a
                           Participant under the Plan.

"Award Agreement"          The written agreement, contract, or other
                           instrument or document evidencing the grant of
                           an Award, including through electronic medium.

"Board"                    The Board of Directors of the Company.

"Code" The United States Internal Revenue Code of 1986, as

                           amended.

"Committee"                The Compensation Committee of the Board.

"Company"                  Suntech Power Holdings Co., Ltd., a company
                           registered in the Cayman Islands.

"Date of Grant"            The date on which an Award is granted by
                           resolutions of the Board or the Committee.

"Effective Date"           April 29, 2005.

"Exchange Act"             The United States Securities Exchange Act of
                           1934, as amended.

"Exercise Price"           The price per Ordinary Share payable on the
                           exercise of an Option.

"Fair Market Value"        As of any date, the value of Ordinary Shares as
                           follows:

                           (i) Where there exists a public market for the Ordinary Shares or the ADSs, the Fair
                                Market Value shall be the closing price for the Ordinary Shares or the ADSs on the date of determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Board or Committee to be the primary market for the Ordinary Shares or the Nasdaq National Market, whichever is applicable, as reported in The Wall Street
                                Journal or such other source as the
                                Administrator deems reliable; or

                           (ii) In the absence of an established market for
                                the Ordinary Shares of the type described in paragraph (i) above, the Fair Market
                                Value thereof shall be determined by the Board or Committee in good faith by reference to the placing price of the Company's latest private placement of the Ordinary Shares and the development of the Company's business operations thereafter.

"Incentive Share Option"   An Option intended to qualify as an incentive
                           stock option within the meaning of Section 422
                           of the Code.

"Independent Directors"    A member of the Board that is not an employee of
                           the Company or a Subsidiary.

"Memorandum and            The Memorandum and Articles of Association of
Articles of Association"   the Company, as amended from time to time.

"Non-Qualified Option"     An Option which does not qualify as an Incentive
                           Share Option.

"Option" An option to subscribe for Ordinary Shares of the


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
                           Company and on terms determined by the Board or the Committee pursuant to this Plan and as amended from time to time.

"Option Holder"            A person holding an Option.

"Option Period"            The period that the Option may be exercised as
                           set forth in the Award Agreement which shall not
                           be more than five years from its Date of Grant.

"Participant"              An employee, Independent Director or consultant
                           who has been granted an Award under the Plan.

"Plan" The Suntech Power Holdings Co., Ltd. Stock Plan in its present form or as from time to time amended in accordance with the provisions hereof.

"Restricted Shares"        Ordinary Shares granted to a Participant, which
                           are subject to transfer restrictions and
                           repurchase based on performance of services for
                           the Company, as set forth in the Award
                           Agreement.

"Ordinary Shares"          The Ordinary Shares of the Company, $0.01 par
                           value each, which the Company is currently
                           authorized to issue or may in the future be
                           authorized to issue.

"Subsidiary"               Any corporation, association or other business
                           entity of which securities representing more
                           than fifty percent (50%) of the combined voting
                           power of the total voting stock (or in the case
                           of an association or other business entity which
                           is not a corporation, more than fifty percent
                           (50%) of the equity interest) is at the time
                           owned or controlled, directly or indirectly, by
                           the Company or one or more Subsidiaries of the
                           Company or a combination thereof.

                            ARTICLE 3. ADMINISTRATION

          (a) Board/Committee. The Plan shall be administered by the Board or the Committee. Prior to the establishment of the Committee by the Board, the Board shall oversee the administration of the Plan. The Board may upon resolution delegate some or all of its powers with respect to the administration of the Plan to the Committee. As used in this Plan, the term "Committee" shall refer to the Board and after establishment of the Committee, to the Board and the Committee, but only to the extent the Committee has been delegated powers of administration of the Plan.

          (b) Public Company Administrator. Following the Company's initial public offering pursuant to a registration statement, including any offering of the Ordinary Shares through the use of ADSs, the Plan shall be administered by the Committee appointed by the Board. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term "Committee" as used in this Plan shall be deemed to refer to the Board.


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          (c) Appointment of Committee. Appointment of Committee members shall be effective upon the adoption of the resolutions by the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

          (d) Duties. The Committee shall determine and designate the employees or consultants to whom Awards will be granted, the number of shares subject to each Award, the vesting provisions of such Awards, and the terms of such Awards. Subject to Article 3(e), the Committee shall have the authority to interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

          (e) Repricing. The reduction of the exercise price of any Option awarded under the Plan shall be subject to shareholder approval. In addition, canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option or Restricted Shares shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with an acquisition by the Company.

                             ARTICLE 4. ELIGIBILITY

          Any employee and Independent Director of the Company or any of its Subsidiaries, as well as any consultant who performs services for the Company or any of its Subsidiaries, whose judgment, initiative and efforts contributed or may be expected to contribute to a successful performance of the Company or any of the Subsidiaries of the Company is eligible to participate in the Plan. However, an Incentive Share Option may only be granted to employees of the Company or a Subsidiary which is a corporation and a Non-Qualified Option may be granted to employees, Independent Directors and consultants. Restricted Shares may be granted to employees, Independent Directors and consultants.

                        ARTICLE 5. SHARES SUBJECT TO PLAN

          Not more than 13,503,991 Ordinary Shares, may be issued under this Plan, subject to this paragraph and Article 20(b) below. The number of Ordinary Shares that are issuable under Awards at any time under this Plan shall not exceed the number of Ordinary Shares that then remain available for issuance under this Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Ordinary Shares to satisfy the requirements of this Plan. Ordinary Shares offered under this Plan may be authorized but unissued Ordinary Shares or treasury Ordinary Shares. In the event that Ordinary Shares previously issued under the Plan are reacquired by the Company, such Ordinary Shares shall be added to the number of Ordinary Shares then available for issuance under this Plan. In the event that an outstanding Award for any reason expires or is canceled, the Ordinary Shares allocable to the unexercised portion of an Option or forfeited portion of the Restricted Shares shall be added to the number of Ordinary Shares then available for issuance under this Plan.


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                ARTICLE 6. LIMITATION ON CERTAIN TERMS OF AWARDS

          Subject to the terms of the Plan, the Board or the Committee shall determine the provisions, terms, and conditions of each Award including, but not limited to, vesting, forfeiture provisions, form of payment of Exercise Price (cash or Ordinary Shares), payment contingencies, and satisfaction of any performance criteria. Unless otherwise approved by the Board (and with respect to Awards made prior to the closing of the Company's initial public offering, including the directors appointed by the holders of Series A Preferred Shares of the Company) or the Committee, as the case may be, Options and Restricted Shares issued under the Plan shall vest over a period of no less than three (3) years measured from the vesting commencement date established at the Date of Grant, which in each case, shall be on or after the Date of Grant. The performance criteria established by the Committee may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Committee.

                     ARTICLE 7. ISSUANCE OF ORDINARY SHARES

          (a) No Rights as Shareholder. The Company shall not be required to treat the holder of an Ordinary Share issued upon the exercise of an Option as a member until the holder's name (or his or her nominee or any other person) has been entered in the share register of the Company.

          (b) Dividends. If under the terms of a resolution passed or an announcement made by the Company prior to the date of exercise of an Option, a dividend is to be or is proposed to be paid to holders of Ordinary Shares on the register on a date prior to such date of exercise, the Ordinary Shares to be issued upon such exercise will not be eligible for such dividend. Subject as aforesaid, Ordinary Shares allotted upon the exercise of an Option shall rank pari passu in all respects with the Ordinary Shares in issue on the date of such exercise.

          (c) Necessary Consents. All allotments and issues of Ordinary Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the Cayman Islands, the United States or elsewhere and it shall be the responsibility of the Participant to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

          (d) Listing. The Company shall use all reasonable endeavors to procure that Ordinary Shares to be issued upon the exercise of an Option or Restricted Shares granted under this Plan shall, upon the issue thereof (or as soon thereafter as reasonably practicable), become listed on those stock exchanges upon which Ordinary Shares already in issue are listed.

                         ARTICLE 8. ALLOTMENT OF SHARES

          The grant of an Award to a participant shall not be deemed either to entitle the participant to, or to disqualify the participant from, participation in any other grant of Options or Restricted Shares under the Plan.


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                               ARTICLE 9. OPTIONS

          (a) Grant of Options. All Options under the Plan shall be granted by the Committee. The grant of Options shall be evidenced by an Award Agreement setting forth the total number of Ordinary Shares subject to the Option, the Exercise Price, the term of the Option, the Date of Grant, the vesting commencement date and such other terms and provisions as are approved by the Committee. Each Option shall be evidenced by appropriate Award Agreement approved by the Committee. Options granted under the Plan may be exercised during the Option Period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth in the applicable Award Agreement and the Plan. In no event may an Option be exercised or shares be issued pursuant to an Option if necessary listing of the shares on a stock exchange or any registration or exemption under any securities laws required under the circumstances has not been obtained.

          (b) Exercise Price. The Exercise Price for an Option shall not be less than 100% of the Fair Market Value per share of the Ordinary Shares on the Date of Grant and shall not at any time be lower than US$2.3077 per share, as adjusted for share dividends, splits, combinations, recapitalizations and similar events. The Committee shall determine the Fair Market Value of the Ordinary Shares on the Date of Grant and shall set forth the determination in its minutes, using any reasonable valuation method.

          (c) Option Period. The Option Period of each Option will begin and terminate on the dates specified by the Committee in the Award Agreement, but shall not in any circumstance be more than five (5) years. No Option granted under the Plan may be exercised at any time after its term. Subject to Article 6, the Committee may provide for exercise of Options immediately or in installments and upon such other terms, conditions and restrictions as it may determine, including granting the Company the right to repurchase shares issued upon exercise of Options. Unless otherwise provided in the Award Agreement, in the event an Option Holder shall cease to provide services to the Company or its Subsidiaries, such Option Holder's Options shall be terminated as follows:

               (i) DEATH. Unless otherwise specified in the Award Agreement, in the event of death while the Option Holder is providing services, the Option may be exercised, for a period of ninety (90) days after the Option Holder's death or until the expiration of the Option Period (if earlier) for the Ordinary Shares that have vested under such Option through the date of the Option Holder's death; such Option may only be exercised by the personal representative of the Option Holder's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the Option Holder's death.

               (ii) DISABILITY. Unless otherwise specified in the Award Agreement, in the event of termination of services as the result of a total and permanent disability of the Option Holder (within the meaning of Section 22(e)(3) of the Code with respect to Incentive Share Options), the Option may be exercised by the Option Holder or his or her guardian for a period of ninety (90) days after such termination or until the expiration of the Option Period (if earlier), for the Ordinary Shares that have vested under such Option through the date of such termination.


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               (iii) TERMINATION FOR OTHER REASONS. Unless otherwise specified in the Award Agreement, in the event of termination of services for reasons other than as set forth in subparagraphs (i) and (ii) above, the Option may be exercised by the Option Holder for a period of 30 days after the Option Holder's termination or until expiration of the Option Period (if earlier), for the Ordinary Shares that have vested under such Option through the date of termination.

          (d) Payment. Full payment for Ordinary Shares purchased upon exercise of an Option shall be made in cash. No Ordinary Shares may be issued until full payment of the purchase price therefore has been made, and an Option Holder will have none of the rights of a shareholder of the Company until Ordinary Shares are issued to him or her. Notwithstanding the foregoing, the Board may, at the time it grants Options, grant to the Option Holders rights to exercise their Options without cash, provided that the Ordinary Shares or any securities representing the Ordinary Shares are publicly traded. After the Company's Ordinary Shares or securities representing the Ordinary Shares are publicly traded, Option Holders who are eligible to exercise their Options without cash may give a cashless exercise notice to the Company, specifying the number of Ordinary Shares to be sold and the desired selling prices for such Ordinary Shares, and the Company will designate a broker to sell such Ordinary Shares on behalf of the Option Holders. The amount representing the difference between the exercise price of the Options and the price at which the underlying Ordinary Shares subject to such Options are sold will be used as follows: (i) the amount will first be used to pay all expenses, including the brokerage commission and other selling expenses, (ii) the Company will then deduct from the amounts applicable taxes in accordance with Article 22 below, and (iii) the remaining amount will be paid to the Option Holders selling such Ordinary Shares subject to such Options.

                       ARTICLE 10. INCENTIVE SHARE OPTIONS

          (a) Limitations in General. Subject to paragraph (b) below, no Incentive Share Option may be granted unless the following requirements are met:

               (i) The Exercise Price must be at least 100% of the Fair Market Value of the Ordinary Shares on the Date of Grant;

               (ii) The aggregate Fair Market Value (determined on the Date of Grant) of all Ordinary shares with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision; and

               (iii) During the lifetime of the Participant the Incentive Share Option may be exercised only by the Participant.

          (b) Limitations on Ten Percent Holders. No Incentive Share Option may be granted to an employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiaries unless the following limitations apply:

               (i) the Exercise Price must be at least 110% of the Fair Market Value of the Ordinary Shares on the Date of Grant; and


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               (ii) the Option Period may not be greater than five (5) years from the Date of Grant;

          (c) No Incentive Share Options shall be granted under this Plan which would result in the aggregate number of Ordinary Shares issued or issuable or which may be issuable under this Plan to exceed 13,503,991 Ordinary Shares.

          (d) To the extent an Option or any portion thereof does not meet the requirements of paragraphs (a) or (b) above, as applicable, such Option or that portion which does not meet the requirements shall be a Non-Qualified Option.

                       ARTICLE 11. RESTRICTED SHARE AWARDS

          (a) Grant of Restricted Shares. The Committee is authorized to make Awards of Restricted Shares to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Shares shall be evidenced by an Award Agreement.

          (b) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

          (c) Repurchase Option. Unless the Board or Committee determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of a holder of Restricted Shares as an employee, an Independent Director or a consultant for any reason (including death or disability). Any repurchase or redemption of Ordinary Shares under or in connection with the Plan or the Award Agreement shall be in accordance with the requirements of the Memorandum and Articles of Association, and the Companies Law (2004 Revision) of the Cayman Islands, as amended from time to time. The purchase price for Ordinary Shares repurchased pursuant to the Award Agreement shall be the original price paid by the holder of Restricted Shares or if Restricted Shares were issued in connection with the performance of services, the par value of the Ordinary Shares repurchased and may be paid by cancellation of any indebtedness of the holder of Restricted Shares to the Company. Unless otherwise approved by the Board (and with respect to Awards made prior to the closing of the Company's initial public offering, including the directors appointed by the holders of Series A Preferred Shares of the Company) or the Committee, as the case may be, the repurchase option shall lapse over a period of no less than three (3) years from the vesting commencement date established at the Date of Grant, which in each case, shall be on or after the Date of Grant.

          (d) Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

                          ARTICLE 12. NON-ASSIGNABILITY


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          (a) No Assignment. Unless approved by the Committee, an Award shall be personal to the Participant and may not be transferred or assigned other than by will or by the laws of descent and distribution (except that the Participants may have the Ordinary Shares to be issued on the exercise of his or her Option to be registered in the name of a nominee holding in trust for him or her). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Share Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

          (b) Beneficiary. A Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property jurisdiction, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

                     ARTICLE 13. AMENDMENT OR DISCONTINUANCE

          Subject to provisions in the Memorandum and Articles of Association, the Plan may be amended by the Board without the approval of the shareholders of the Company, unless shareholder approval is required under any stock exchange on which the Ordinary Shares are listed or otherwise required by law. No amendment may adversely affect an outstanding Award without the consent of the Participant. Any amendment or termination of the Plan shall not affect the validity of the Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in writing between the Participant and the Company.

                         ARTICLE 14. EFFECT OF THE PLAN

          Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any employee, Independent Director or consultant of the Company any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Board and executed on


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behalf of the Company and then only to the extent and upon the terms and conditions expressly set forth therein.

                                ARTICLE 15. TERM

          Unless sooner terminated by action of the Board, the Plan will terminate on the fifth anniversary of the Effective Date, but Awards granted before the date will continue to be effective in accordance with their terms and conditions.

             ARTICLE 16. RECAPITALIZATION, MERGER AND CONSOLIDATION

          (a) The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Ordinary Share or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) The number of Ordinary Shares available under the Plan described in Article 5, the number of Ordinary Share that may be purchased pursuant to Options granted under the Plan, the number of Ordinary Shares that may be granted as Incentive Share Options under Section 10(c), and the consideration payable per share upon exercise, shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated for the purposes of such adjustment.

          (c) In the event of any merger or consolidation of the Company into or with another entity, there shall be substituted for each Ordinary Share subject to the unexercised portions of such outstanding Options, that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated corporation which were distributed or distributable to the shareholders of the Company in respect to each Ordinary Share held by them. The holders of such outstanding Options shall thereafter, upon exercise thereunder, be entitled to receive the consideration substituted for each Ordinary Share as described in the immediately preceding sentence (subject to appropriate adjustment, if appropriate, as to the per share exercise price for such stock, securities, cash or property) in accordance with the terms of their Award Agreement and the Plan; provided, however, that if the consideration received in the merger or consolidation is not solely stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option to be solely stock of the successor corporation or its parent. In the event that the surviving or resulting corporation in a merger or consolidation refuses to assume or substitute for the outstanding Options, then the Option Holder shall fully vest in and have the right to exercise the Options as to all of the Ordinary Shares subject to such Options, including Ordinary Shares as to which it would not otherwise be vested or exercisable. If an Option is not assumed or substituted for in connection with a merger or consolidation of the Company, the Committee shall notify the Option Holder in writing or


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electronically that the Option shall be fully exercisable for a period of time as determined by the Committee, and the Option shall terminate upon expiration of such period.

          (d) In the event of the acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (excluding any such transaction or series of related transactions with the intent of capital raising or to change the domicile of incorporation of the Company), the Board (and prior to the closing of the Company's initial public offering, including the directors appointed by the holders of Series A Preferred Shares of the Company), shall, at its sole discretion, have the authority to (1) determine whether to accelerate all unvested Ordinary Shares subject to the outstanding Options and/or (2) terminate the outstanding Options upon the expiration of a notice period.

          (e) Except as hereinbefore expressly provided and subject to adjustment pursuant to Article 16(a) or 16(b), the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Ordinary Shares subject to Options granted pursuant to this Plan.

          (f) Upon the occurrence of each event requiring an adjustment of the Exercise Price or the number of Ordinary Shares purchasable pursuant to Options granted pursuant to the terms of this Plan, the Company shall provide in writing or electronically to each Option Holder a copy of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Option Holder.

                     ARTICLE 17. LIQUIDATION OR DISSOLUTION

          In case the Company shall, at any time while any Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its assets, or (ii) dissolve, liquidate, or wind up its affairs, then each Option Holder may thereafter receive upon exercise of his or her Option (in lieu of each Ordinary Share of the Company which such participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up, with respect to each Ordinary Share of the Company.

                     ARTICLE 18. OPTIONS IN SUBSTITUTION FOR
                   SHARE OPTIONS GRANTED BY OTHER CORPORATIONS

          Options may be granted under the Plan from time to time in substitution for such options held by employees or consultants of another entity who become employees of the Company or its Subsidiaries as the result of a merger or consolidation of such entity with the Company or the acquisition by the Company of stock of such entity. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options being substituted, subject to applicable law and exchange listing rules.


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

                          ARTICLE 19. INVESTMENT INTENT

          The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Restricted Shares, Options and the Ordinary Shares to be purchased or transferred hereunder are being acquired for investment and not with a view to their distribution or transfer.

                   ARTICLE 20. NO RIGHT TO CONTINUE EMPLOYMENT

          Nothing in the Plan or the grant of any Award confers upon any employee, Independent Director or consultant the right to continue to provide services to the Company or its Subsidiaries or interferes with or restricts in any way the right of the Company or its Subsidiaries to discharge any employee, Independent Director or consultant at any time (subject to any contract rights of such employee, Independent Director or consultant).

               ARTICLE 21. INDEMNIFICATION OF BOARD AND COMMITTEE

          No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. This obligation shall survive any termination of this Plan.

                          ARTICLE 22. TAX REQUIREMENTS

          The Company shall have the right to deduct from all amounts hereunder paid in cash any taxes required by the applicable law to be withheld with respect to such cash payments. A Participant receiving shares issued upon exercise of any Option or grant of Restricted Shares shall be required to pay the Company the amount of any taxes, which the Company is required to withhold with respect to such Ordinary Shares. Such payments shall be required to be made prior to the delivery of any certificate representing such Ordinary Shares. Such payment may be made in cash, by check, or with the Committee's approval, through the delivery of Ordinary Shares owned by the Option Holder (which may be effected by the actual delivery of Ordinary Shares by the Option Holder or by the Company's withholding a number of Ordinary Shares to be issued upon the exercise of the Option or vesting or grant of Restricted Shares), which Ordinary Shares have an aggregate Fair Market Value equal to the minimum required withholding payment, or any combination thereof.

                            ARTICLE 23. GOVERNING LAW

          The Plan and all Options granted hereunder shall be governed by and construed in accordance with the laws of New York, the United States of America.


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